As filed with the Securities and Exchange Commission on May 8, 2013

Registration No. 333-178130

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Toll Brothers, Inc.*

(Exact name of registrant as specified in its charter)

Delaware	23-2416878
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification number)

250 Gibraltar Road

Horsham, PA 19044

(215) 938-8000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

John McDonald

General Counsel

Toll Brothers, Inc.

250 Gibraltar Road

Horsham, PA 19044

(215) 938-8000

(Name, address, including zip code, and telephone number, including area code of agent for service)

Copies to:

Joseph H. Kaufman, Esq.

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, NY 10017-3954

(212) 455-2000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Post-Effective Amendment No. 1 to Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”) check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box:  ☒

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box:  ☐

Indicate by check mark whether the registration is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (check one)

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (do not check if a smaller reporting company)	Small reporting company	☐

CALCULATION OF REGISTRATION FEE

	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock (1)	(2)	(2)	(2)	(2)
Preferred Stock	(2)	(2)	(2)	(2)
Warrants	(2)	(2)	(2)	(2)
Debt Securities	(2)	(2)	(2)	(2)
Guarantees	(2), (3)	(2), (3)	(2), (3)	(2), (3)

(1)	Each share of common stock registered hereunder includes associated Rights to Purchase Series A Junior Participating Preferred Stock (“Rights”) of Toll Brothers, Inc. Until the occurrence of certain prescribed events, the Rights are not exercisable, will be evidenced by the certificate for the common stock and will be transferred along with and only with the common stock. Upon the occurrence of such events, the Rights will separate from the common stock and separate certificates representing the Rights will be distributed to the holders of the common stock.
(2)	Omitted pursuant to Form S-3 General Instruction II.E. An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be issued at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units or represented by depositary shares. In accordance with Rules 456(b) and 457(r), the registrants are deferring payment of all of the registration fee.
(3)	Pursuant to Rule 457(n), no separate registration fee is payable with regard to the guarantees.
*	The co-registrants listed on the next page are also included in this Post-effective Registration Statement as additional registrants.

The following direct and indirect subsidiaries of Toll Brothers, Inc. may issue the debt securities and/or guarantee the debt securities and are co-registrants under this registration statement. The address, including zip code, and telephone number, including area code, for each of the co-registrants is 250 Gibraltar Road, Horsham, Pennsylvania 19044, 215 938-8000.

Exact Name of Registrant As Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number
110-112 Third Ave. Realty Corp.	New York	13-1940046
Amwell Chase, Inc.	Delaware	23-2551304
ESE Consultants, Inc.	Delaware	23-2432981
Fairway Valley, Inc.	Delaware	23-2432976
First Brandywine Investment Corp. II	Delaware	23-2731790
First Brandywine Investment Corp. IV	Delaware	61-1443340
First Huntingdon Finance Corp.	Delaware	23-2485787
Franklin Farms G.P., Inc.	Delaware	23-2486303
HQZ Acquisitions, Inc.	Michigan	38-3149633
MA Limited Land Corporation	Delaware	23-2523560
SH Homes Corporation	Michigan	38-3392296
SI Investment Corporation	Michigan	38-3298884
TB Proprietary Corp.	Delaware	23-2485790
Tenby Hunt, Inc.	Delaware	23-2682947
The Silverman Building Companies, Inc.	Michigan	38-3075345
Toll Architecture I, P.A.	Delaware	20-4889260
Toll Architecture, Inc.	Delaware	20-3532291
Toll AZ GP Corp.	Delaware	23-2815680
Toll Bros. of Arizona, Inc.	Arizona	23-2906398
Toll Bros. of North Carolina, Inc.	North Carolina	23-2777389
Toll Bros. of North Carolina II, Inc.	North Carolina	23-2990315
Toll Bros. of North Carolina III, Inc.	North Carolina	23-2993276
Toll Bros., Inc.	Delaware	23-2600117
Toll Bros., Inc.	Pennsylvania	23-2417123
Toll Bros., Inc.	Texas	23-2896374
Toll Brothers AZ Construction Company	Arizona	23-2832024
Toll Brothers Finance Corp.	Delaware	23-3097271
Toll Brothers Real Estate, Inc.	Pennsylvania	23-2417116
Toll Buckeye Corp.	Delaware	56-2489916
Toll CA GP Corp.	California	23-2748091
Toll Centennial Corp.	Delaware	56-2489913
Toll CO GP Corp.	Colorado	23-2978190
Toll Corp.	Delaware	23-2485860
Toll Development Company, Inc.	Michigan	38-3180742
Toll Diamond Corp.	Delaware	57-1195241
Toll FL GP Corp.	Florida	23-2796288
Toll GA GP Corp.	Georgia	20-5853882
Toll Golden Corp.	Delaware	56-2489904
Toll Granite Corp.	Delaware	57-1195215
Toll Holdings, Inc.	Delaware	23-2569047
Toll IL GP Corp.	Illinois	23-2967049
Toll Land Corp. No. 6	Pennsylvania	23-2417134
Toll Land Corp. No. 10	Delaware	23-2551776
Toll Land Corp. No. 20	Delaware	23-2551793
Toll Land Corp. No. 43	Delaware	23-2737488
Toll Land Corp. No. 50	Delaware	23-2860513
Toll MD Builder Corp.	Maryland	20-0355148
Toll MI GP Corp.	Michigan	23-2917543
Toll Mid-Atlantic LP Company, Inc.	Delaware	57-1195257
Toll Mid-Atlantic Note Company, Inc.	Delaware	57-1195252
Toll Midwest Note Company, Inc.	Delaware	56-2489923
Toll MN GP Corp.	Minnesota	20-0099962

Exact Name of Registrant As Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number
Toll NC GP Corp.	North Carolina	23-2760759
Toll NH GP Corp.	New Hampshire	23-3048998
Toll NJX-I Corp.	Delaware	51-0413821
Toll Northeast LP Company, Inc.	Delaware	57-1195250
Toll Northeast Note Company, Inc.	Delaware	57-1195240
Toll Northeast Services, Inc.	Delaware	20-3714378
Toll NV GP Corp.	Nevada	23-2928710
Toll OH GP Corp.	Ohio	23-2878722
Toll PA Builder Corp.	Pennsylvania	87-0693313
Toll PA GP Corp.	Pennsylvania	23-2687561
Toll PA II GP Corp.	Pennsylvania	03-0395069
Toll PA III GP Corp.	Pennsylvania	20-1934096
Toll Palmetto Corp.	Delaware	57-1195245
Toll Peppertree, Inc.	New York	23-2709097
Toll Realty Holdings Corp. I	Delaware	23-2954512
Toll Realty Holdings Corp. II	Delaware	23-2954511
Toll RI GP Corp.	Rhode Island	23-3020194
Toll SC GP Corp.	South Carolina	23-3094328
Toll Southeast LP Company, Inc.	Delaware	57-1195213
Toll Southeast Note Company, Inc.	Delaware	57-1195261
Toll Southwest Note Company, Inc.	Delaware	56-2489921
Toll SW Holding I Corp.	Nevada	26-3753963
Toll TN GP Corp.	Tennessee	23-2886926
Toll TX GP Corp.	Delaware	23-2796291
Toll VA GP Corp.	Delaware	23-2551790
Toll VA Member Two, Inc.	Delaware	51-0385726
Toll WA GP Corp	Washington	45-3717010
Toll WestCoast Note Company, Inc.	Delaware	59-3790049
Toll WV GP Corp.	West Virginia	20-3337780
Toll YL, Inc.	California	23-2898272
51 N. 8th Street L.P.	New York	23-2796304
Ashford Land Company, L.P.	Delaware	20-8437831
Audubon Ridge, L.P.	Pennsylvania	23-2668976
Belmont Land, L.P.	Virginia	23-2810333
Binks Estates Limited Partnership	Florida	23-2796300
Blue Bell Country Club, L.P.	Pennsylvania	23-2668975
Broad Run Associates, L.P.	Pennsylvania	23-2979479
CC Estates Limited Partnership	Massachusetts	23-2748927
Cold Spring Hunt, L.P.	Pennsylvania	23-2702468
Coleman-Toll Limited Partnership	Nevada	23-2928708
Dominion Country Club, L.P.	Virginia	23-2984309
Estates at Princeton Junction, L.P.	New Jersey	23-2760779
Estates at Rivers Edge, L.P.	New Jersey	23-2748080
Fairfax Investment, L.P.	Virginia	23-2982190
Farmwell Hunt, L.P.	Virginia	23-2822996
First Brandywine Partners, L.P.	Delaware	51-0385730
Great Falls Hunt, L.P.	Virginia	23-2719371
Greens at Waynesborough, L.P.	Pennsylvania	23-2740013
Greenwich Chase, L.P.	New Jersey	23-2709793
Hoboken Land LP	New Jersey	20-1466751
Hockessin Chase, L.P.	Delaware	23-2944970
Huckins Farm Limited Partnership	Massachusetts	23-2740411
Laurel Creek, L.P.	New Jersey	23-2796297
Loudoun Valley Associates, L.P.	Virginia	23-3025878
NC Country Club Estates Limited Partnership	North Carolina	23-2917299
Silverman-Toll Limited Partnership	Michigan	23-2986323
Sorrento at Dublin Ranch I LP	California	20-3337641
Sorrento at Dublin Ranch III LP	California	20-3337665

Exact Name of Registrant As Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number
South Riding, L.P.	Virginia	23-2994369
South Riding Amberlea LP	Virginia	20-0383954
South Riding Partners Amberlea LP	Virginia	20-0384024
South Riding Partners, L.P.	Virginia	23-2861890
Southport Landing Limited Partnership	Connecticut	23-2784609
Springton Pointe, L.P.	Pennsylvania	23-2810340
Stone Mill Estates, L.P.	Pennsylvania	23-3013974
Swedesford Chase, L.P.	Pennsylvania	23-2939504
TBI/Naples Limited Partnership	Florida	23-2883354
TBI/Palm Beach Limited Partnership	Florida	23-2891601
The Bird Estate Limited Partnership	Massachusetts	23-2883360
The Estates at Brooke Manor Limited Partnership	Maryland	23-2740412
Toll at Brier Creek Limited Partnership	North Carolina	23-2954264
Toll at Honey Creek Limited Partnership	Michigan	20-3675855
Toll at Westlake, L.P.	New Jersey	23-2963549
Toll at Whippoorwill, L.P.	New York	23-2888554
Toll Brooklyn L.P.	New York	20-1941153
Toll Brothers AZ Limited Partnership	Arizona	23-2815685
Toll CA, L.P.	California	23-2963547
Toll CA II, L.P.	California	23-2838417
Toll CA III, L.P.	California	23-3031827
Toll CA IV, L.P.	California	23-3029688
Toll CA V, L.P.	California	23-3091624
Toll CA VI, L.P.	California	23-3091657
Toll CA VII, L.P.	California	20-1972440
Toll CA VIII, L.P.	California	20-2328888
Toll CA IX, L.P.	California	20-3454571
Toll CA X, L.P.	California	20-3454613
Toll CA XI, L.P.	California	20-3532036
Toll CA XII, L.P.	California	20-3733386
Toll CA XIX, L.P.	California	20-5853968
Toll CO, L.P.	Colorado	23-2978294
Toll CO II, L.P.	Colorado	46-1812136
Toll CT Limited Partnership	Connecticut	23-2963551
Toll CT II Limited Partnership	Connecticut	23-3041974
Toll CT III Limited Partnership	Connecticut	27-3790650
Toll CT IV Limited Partnership	Connecticut	45-4291419
Toll DE LP	Delaware	20-0660934
Toll DE II LP	Delaware	26-1358236
Toll Estero Limited Partnership	Florida	72-1539292
Toll FL Limited Partnership	Florida	23-3007073
Toll FL II Limited Partnership	Florida	73-1657686
Toll FL III Limited Partnership	Florida	20-0135814
Toll FL IV Limited Partnership	Florida	20-1158717
Toll FL V Limited Partnership	Florida	20-2862720
Toll FL VI Limited Partnership	Florida	20-3161585
Toll FL VII Limited Partnership	Florida	20-3482591
Toll FL VIII Limited Partnership	Florida	20-4232188
Toll FL X Limited Partnership	Florida	27-1476302
Toll Ft. Myers Limited Partnership	Florida	82-0559443
Toll GA LP	Georgia	20-5854013
Toll Grove LP	New Jersey	20-0215496
Toll Hudson LP	New Jersey	20-0465460
Toll IL HWCC, L.P.	Illinois	75-2985312
Toll IL, L.P.	Illinois	23-2963552
Toll IL II, L.P.	Illinois	23-3041962
Toll IL III, L.P.	Illinois	03-0382404
Toll IL IV, L.P.	Illinois	20-3733446

Exact Name of Registrant As Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number
Toll IL WSB, L.P.	Illinois	20-1000885
Toll Jacksonville Limited Partnership	Florida	20-0204373
Toll Land IV Limited Partnership	New Jersey	23-2737490
Toll Land V Limited Partnership	New York	23-2796637
Toll Land VI Limited Partnership	New York	23-2796640
Toll Land IX Limited Partnership	Virginia	23-2939502
Toll Land X Limited Partnership	Virginia	23-2774670
Toll Land XI Limited Partnership	New Jersey	23-2796302
Toll Land XV Limited Partnership	Virginia	23-2810342
Toll Land XVI Limited Partnership	New Jersey	23-2810344
Toll Land XVIII Limited Partnership	Connecticut	23-2833240
Toll Land XIX Limited Partnership	California	23-2833171
Toll Land XX Limited Partnership	California	23-2838991
Toll Land XXI Limited Partnership	Virginia	23-2865738
Toll Land XXII Limited Partnership	California	23-2879949
Toll Land XXIII Limited Partnership	California	23-2879946
Toll Land XIV Limited Partnership	New York	23-2796295
Toll Land XXV Limited Partnership	New Jersey	23-2867694
Toll Land XXVI Limited Partnership	Ohio	23-2880687
Toll Livingston at Naples Limited Partnership	Florida	71-0902794
Toll MA Land Limited Partnership	Massachusetts	20-4889176
Toll MD Builder I, L.P.	Maryland	20-0355209
Toll MD Limited Partnership	Maryland	23-2963546
Toll MD II Limited Partnership	Maryland	23-2978195
Toll MD III Limited Partnership	Maryland	23-3044366
Toll MD IV Limited Partnership	Maryland	71-0890813
Toll MD V Limited Partnership	Maryland	81-0610742
Toll MD VI Limited Partnership	Maryland	20-1756721
Toll MD VII Limited Partnership	Maryland	20-2101938
Toll MD VIII Limited Partnership	Maryland	20-3675884
Toll MD IX Limited Partnership	Maryland	20-3733408
Toll MD X Limited Partnership	Maryland	20-5469282
Toll MD XI Limited Partnership	Maryland	20-8406566
Toll MI Limited Partnership	Michigan	23-2999200
Toll MI II Limited Partnership	Michigan	23-3015611
Toll MI III Limited Partnership	Michigan	23-3097778
Toll MI IV Limited Partnership	Michigan	20-1501161
Toll MI V Limited Partnership	Michigan	20-2489523
Toll MN, L.P.	Minnesota	20-0099987
Toll MN II, L.P.	Minnesota	20-4804528
Toll Naval Associates	Pennsylvania	23-2454576
Toll NC, L.P.	North Carolina	20-2087335
Toll NC II LP	North Carolina	20-5208447
Toll NC III LP	North Carolina	27-1931828
Toll NH Limited Partnership	New Hampshire	23-3048999
Toll NJ Builder I, L.P.	New Jersey	41-2089798
Toll NJ, L.P.	New Jersey	23-2963550
Toll NJ II, L.P.	New Jersey	23-2991953
Toll NJ III, L.P.	New Jersey	23-2993263
Toll NJ IV, L.P.	New Jersey	23-3038827
Toll NJ V, L.P.	New Jersey	23-3091620
Toll NJ VI, L.P.	New Jersey	23-3098583
Toll NJ VII, L.P.	New Jersey	20-2635402
Toll NJ VIII, L.P.	New Jersey	20-3337736
Toll NJ XI, L.P.	New Jersey	20-5088496
Toll Northville Limited Partnership	Michigan	23-2918130
Toll NV Limited Partnership	Nevada	23-3010602
Toll NY LP	New York	20-3887115

Exact Name of Registrant As Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number
Toll NY II L.P.	New York	26-1813165
Toll NY III L.P.	New York	26-3893230
Toll NY IV L.P.	New York	27-1500651
Toll Orlando Limited Partnership	Florida	20-2862679
Toll PA, L.P.	Pennsylvania	23-2879956
Toll PA II, L.P.	Pennsylvania	23-3063349
Toll PA III, L.P.	Pennsylvania	23-3097666
Toll PA IV, L.P.	Pennsylvania	23-3097672
Toll PA V, L.P.	Pennsylvania	03-0395087
Toll PA VI, L.P.	Pennsylvania	47-0858909
Toll PA VIII, L.P.	Pennsylvania	20-0969010
Toll PA IX, L.P.	Pennsylvania	20-0969053
Toll PA X, L.P.	Pennsylvania	20-2172994
Toll PA XI, L.P.	Pennsylvania	20-3733420
Toll PA XII, L.P.	Pennsylvania	20-1934037
Toll PA XIII, L.P.	Pennsylvania	20-4889135
Toll PA XIV, L.P.	Pennsylvania	26-1603357
Toll PA XV, L.P.	Pennsylvania	26-1415588
Toll Realty Holdings LP	Delaware	23-2954509
Toll RI, L.P.	Rhode Island	23-3020191
Toll RI II, L.P.	Rhode Island	27-0043852
Toll SC, L.P.	South Carolina	23-3094632
Toll SC II, L.P.	South Carolina	82-0574725
Toll SC III, L.P.	South Carolina	20-4249465
Toll SC IV, L.P.	South Carolina	26-2314893
Toll Stonebrae LP	California	20-3192668
Toll VA, L.P.	Virginia	23-2952674
Toll VA II, L.P.	Virginia	23-3001131
Toll VA III, L.P.	Virginia	23-3001132
Toll VA IV, L.P.	Virginia	75-2972033
Toll VA V, L.P.	Virginia	47-0887401
Toll VA VI, L.P.	Virginia	20-1972394
Toll VA VII, L.P.	Virginia	20-3675918
Toll WA LP	Washington	35-2425736
Toll WV LP	West Virginia	20-4249451
Toll YL, L.P.	California	23-3016250
Toll YL II, L.P.	California	80-0014182
Toll-Dublin, L.P.	California	23-3070669
Village Partners, L.P.	Pennsylvania	81-0594073
West Amwell Limited Partnership	New Jersey	23-2570825
Wilson Concord, L.P.	Tennessee	23-2887824
89 Park Avenue LLC	New York	23-2796637	**
110-112 Third Ave. GC II LLC	New York	13-1940046	**
110-112 Third Ave. GC LLC	New York	13-1940046	**
126-142 Morgan Street Urban Renewal LLC	New Jersey	20-5088496	**
134 Bay Street LLC	Delaware	20-2635402	**
1450 Washington LLC	New Jersey	20-1466751	**
1500 Garden St. LLC	New Jersey	20-1466751	**
2301 Fallston Road LLC	Maryland	23-2963546	**
5-01 — 5-17 48th Avenue GC II LLC	New York	23-2796295	**
5-01 — 5-17 48th Avenue GC LLC	New York	23-2796295	**
5-01 — 5-17 48th Avenue II LLC	New York	23-2796295	**
5-01 — 5-17 48th Avenue LLC	New York	23-2796295	**
51 N. 8th Street GC LLC	New York	23-2796304	**
51 N. 8th Street GC II LLC	New York	23-2796304	**
51 N. 8th Street I LLC	New York	23-2709097	**
700 Grove Street Urban Renewal, LLC	New Jersey	20-0215496	**
Arbor Hills Development LLC	Michigan	20-1501161	**

Exact Name of Registrant As Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number
Arthur’s Woods, LLC	Maryland	23-2963546	**
Belmont Country Club I LLC	Virginia	23-2810333	**
Belmont Country Club II LLC	Virginia	23-2810333	**
Block 255 LLC	New Jersey	20-1466751	**
Brier Creek Country Club I LLC	North Carolina	23-2954264	**
Brier Creek Country Club II LLC	North Carolina	23-2954264	**
C.B.A.Z. Construction Company LLC	Arizona	51-0385729	**
C.B.A.Z. Holding Company LLC	Delaware	51-0385729
Component Systems I LLC	Delaware	23-2417123	**
Component Systems II LLC	Delaware	23-2417123	**
CWG Construction Company LLC	New Jersey	20-1104737
Dominion Valley Country Club I LLC	Virginia	23-2984309	**
Dominion Valley Country Club II LLC	Virginia	23-2984309	**
First Brandywine LLC I	Delaware	23-2731790	**
First Brandywine LLC II	Delaware	23-2731790	**
First Brandywine LLC III	Delaware	61-1443340	**
First Brandywine LLC IV	Delaware	61-1443340	**
Frenchman’s Reserve Realty, LLC	Florida	23-2417123	**
Golf I Country Club Estates at Moorpark LLC	California	23-2963547	**
Golf II Country Club Estates at Moorpark LLC	California	23-2963547	**
Goshen Road Land Company LLC	Pennsylvania	57-1195257	**
Hatboro Road Associates LLC	Pennsylvania	23-3097666	**
Hawthorn Woods Country Club II LLC	Illinois	75-2985312	**
Hoboken Cove LLC	New Jersey	20-1466751	**
Hoboken Land I LLC	Delaware	20-1466751	**
Jacksonville TBI Realty LLC	Florida	23-2417123	**
Liseter Land Company LLC	Pennsylvania	23-2687561	**
Liseter, LLC	Delaware	23-2687561	**
Lighthouse Point Land Company, LLC	Florida	20-0135814
Long Meadows TBI, LLC	Maryland	23-3044366	**
Longmeadow Properties LLC	Maryland	23-3044366	**
Martinsburg Ventures, L.L.C.	Virginia	23-2865738	**
Mizner Realty, L.L.C.	Florida	23-2417123	**
Morgan Street JV LLC	Delaware	20-5088496	**
Naples TBI Realty, LLC	Florida	23-2417123	**
Orlando TBI Realty LLC	Florida	23-2417123	**
Paramount Village LLC	California	23-2748091	**
Phillips Drive LLC	Maryland	23-3044366	**
Prince William Land I LLC	Virginia	23-2774670	**
Prince William Land II LLC	Virginia	23-2774670	**
PT Maxwell Holdings, LLC	New Jersey	20-3153303
PT Maxwell, L.L.C.	New Jersey	20-3153303	**
Regency at Denville LLC	New Jersey	23-2810344	**
Regency at Dominion Valley LLC	Virginia	23-2984309	**
Regency at Long Valley I LLC	New Jersey	23-3038827	**
Regency at Long Valley II LLC	New Jersey	23-3038827	**
Regency at Mansfield I LLC	New Jersey	23-3038827	**
Regency at Mansfield II LLC	New Jersey	23-3038827	**
Regency at Washington I LLC	New Jersey	23-3098583	**
Regency at Washington II LLC	New Jersey	23-3098583	**
South Riding Realty LLC	Virginia	23-2861890	**
SR Amberlea LLC	Virginia	20-0383954	**
SRLP II LLC	Virginia	23-2994639	**
Tampa TBI Realty LLC	Florida	23-2417123	**
TB Kent Partners LLC	Delaware	20-3887115	**
The Regency Golf Club I LLC	Virginia	23-2984309	**
The Regency Golf Club II LLC	Virginia	23-2984309	**
The Ridges at Belmont Country Club I LLC	Virginia	23-2810333	**

Exact Name of Registrant As Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number
The Ridges at Belmont Country Club II LLC	Virginia	23-2810333	**
Toll Austin TX LLC	Texas	26-0389752	**
Toll BBC LLC	Texas	26-0389704	**
Toll BBC II LLC	Texas	26-0389704	**
Toll CA I LLC	California	23-2838417	**
Toll CA Note II LLC	California	23-2838417	**
Toll Cedar Hunt LLC	Virginia	23-2994369	**
Toll CO I LLC	Colorado	23-2978294	**
Toll Corners LLC	Delaware	23-2709099	**
Toll Dallas TX LLC	Texas	26-0389704
Toll EB, LLC	Delaware	23-2810344	**
Toll Equipment, L.L.C.	Delaware	23-2417123	**
Toll FL I, LLC	Florida	23-3007073	**
Toll FL IV LLC	Florida	20-2862720	**
Toll FL V LLC	Florida	27-3790713	**
Toll First Avenue LLC	New York	57-1195250	**
Toll Glastonbury LLC	Connecticut	23-3041974	**
Toll Henderson LLC	Nevada	56-2489922	**
Toll Hoboken LLC	Delaware	20-0465460	**
Toll Houston TX LLC	Texas	27-0876926
Toll IN LLC	Indiana	23-2417123	**
Toll Jupiter LLC	Florida	20-3368529	**
Toll Land VII LLC	New York	57-1195250	**
Toll Lexington LLC	New York	27-3767977
Toll MA I LLC	Massachusetts	23-2748927	**
Toll MA II LLC	Massachusetts	23-2748927	**
Toll MA III LLC	Massachusetts	23-2748927	**
Toll MA IV LLC	Massachusetts	23-2748927	**
Toll MD I, L.L.C.	Maryland	23-2737488	**
Toll MD II LLC	Maryland	23-2740412	**
Toll MD III LLC	Maryland	20-2101938	**
Toll MD IV LLC	Maryland	20-2101938	**
Toll Midwest LLC	Delaware	57-1195250	**
Toll Morgan Street LLC	Delaware	20-5088496	**
Toll NC I LLC	North Carolina	23-2917299	**
Toll NC IV LLC	North Carolina	20-5208447	**
Toll NC Note LLC	North Carolina	23-2917299	**
Toll NC Note II LLC	North Carolina	23-2917299	**
Toll NJ I, L.L.C.	New Jersey	23-3091620	**
Toll NJ II, L.L.C.	New Jersey	23-3091620	**
Toll NJ III, LLC	New Jersey	23-2417123	**
Toll North LV LLC	Nevada	56-2489922	**
Toll North Reno LLC	Nevada	56-2489922	**
Toll NV Holdings LLC	Nevada	56-2489922	**
Toll Realty L.L.C.	Florida	23-2417123	**
Toll San Antonio TX LLC	Texas	20-4888966	**
Toll South LV LLC	Nevada	56-2489922	**
Toll South Reno LLC	Nevada	56-2489922	**
Toll Southwest LLC	Delaware	23-2417123	**
Toll Stratford LLC	Virginia	20-3116806
Toll SW Holding LLC	Nevada	26-3754027
Toll TX Note LLC	Texas	26-0389704	**
Toll VA L.L.C.	Delaware	51-0385728
Toll VA III L.L.C.	Virginia	23-2417123	**
Toll Van Wyck, LLC	New York	23-2796637	**
Toll Vanderbilt I LLC	Rhode Island	23-3020194	**
Toll Vanderbilt II LLC	Rhode Island	51-1195217	**
Toll-Dublin, LLC	California	23-3070669	**

Exact Name of Registrant As Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number
Toll West Coast LLC	Delaware	23-2417123	**
Vanderbilt Capital LLC	Rhode Island	56-2421664
Virginia Construction Co. I, LLC	Virginia	23-2417123	**
Virginia Construction Co. II, LLC	Virginia	23-2417123	**

**	Uses Employer Identification Number used by its sole member.

EXPLANATORY NOTE

This Amendment No. 2 to the Registration Statement on Form S-3 (Registration No. 333-178130) is being filed for the purposes of (i) adding the following subsidiaries of Toll Brothers Inc. as co-registrants to the Registration Statement to allow such subsidiaries to guarantee the debt securities covered by the Registration Statement: 89 Park Avenue LLC, 126-142 Morgan Street Urban Renewal LLC, 134 Bay Street LLC, Goshen Road Land Company LLC, Liseter Land Company LLC, Liseter, LLC, Morgan Street JV LLC, Toll BBC LLC, Toll BBC II LLC, Toll FL V LLC, Toll First Avenue LLC, Toll MA III LLC, Toll MA IV LLC, Toll SW Holding LLC, Ashford Land Company, L.P., Coleman-Toll Limited Partnership, Toll CO II, L.P., Toll CT IV Limited Partnership and Toll SW Holding I Corp., (ii) adding such guarantees of debt securities to the Registration Statement, (iii) removing the following subsidiaries of Toll Brothers Inc. as co-registrants to the Registration Statement: First Brandywine Finance Corp., Toll Brothers Canada USA, Inc., Toll Philmont Corporation, Warren Chase, Inc., Toll Midwest LP Company, Inc., Toll Southwest LP Company, Inc., Toll Westcoast LP Company, Inc., Toll Manhattan I, Inc., The Estates at Summit Chase, L.P., Toll Land Limited Partnership, Toll East Naples Limited Partnership, Eagle Farm Limited Partnership, Kensington Woods Limited Partnership, Somers Chase, L.P., Buckingham Woods, L.P., Rose Hollow Crossing Associates, Toll Bros. of Tennessee, L.P., Fairfax Station Hunt, L.P. and Toll DE X II LLC, as such subsidiaries are no longer in existence and (iv) updating the name of co-registrant Toll Land VII Limited Partnership to Toll Land VII LLC due to its conversion to a limited liability company. No changes or additions are being made hereby to the base prospectus that already forms a part of the Registration Statement. Accordingly, the base prospectus is omitted from this filing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following is a statement of estimated expenses in connection with the issuance and distribution of the securities being registered, other than underwriting discounts.

SEC registration fee	(1)
Fees and expenses of independent accountants	(2)
Trustee fees and expenses	(2)
Legal fees and expenses	(2)
Printing and delivery expenses	(2)
Blue sky fees	(2)
Rating agency fees	(2)
Miscellaneous expenses	(2)
Total	(1)(2)

(1)	Because an indeterminate amount of securities are covered by this Registration Statement, we are deferring payment of the registration fee pursuant to Rule 456(b) under the Securities Act.
(2)	Because an indeterminate amount of securities are covered by this Registration Statement and the number of offerings are indeterminable, the expenses in connection with the issuance and distribution of the securities are not currently determinable.

Item 15. Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law (the “DGCL”) provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation—a “derivative action”), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal actions or proceedings, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such action, and the DGCL requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The DGCL provides that it is not exclusive of other indemnification that may be granted by a corporation’s bylaws, disinterested director vote, stockholder vote, agreement or otherwise.

Under our Certificate of Incorporation and bylaws, the Company is obligated to indemnify and hold harmless any Director, officer or employee of the Company to the fullest extent permitted by law as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than such law permitted the Company to provide prior to such amendment) against expenses (including legal fees), judgments, losses, liability, fines and amounts paid in settlement, actually and reasonably incurred or suffered by him or her, in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), brought or threatened to be brought against him by reason of the fact that he or she is or was a Director, officer or employee of the Company or is or was serving at the request of the Company as a director, officer, employee or trustee of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or trustee or in any other capacity while serving as a director, officer, employee or trustee; provided, however, that except as provided in the Certification of Incorporation with respect to proceedings to enforce rights to indemnification, the Company is obligated to indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors. In addition to the foregoing, the Company may provide indemnification for any indemnitee in those instances in which such indemnification, although greater in scope or degree than that expressly provided by law, is deemed to be in the best interest of the Company by (a) a majority of disinterested Directors even though less than a quorum (which may consist of only one Director if there is only one disinterested Director), (b) by a committee of disinterested Directors designated by a majority of disinterested Directors, even though less than a quorum, or (c) if there are no disinterested Directors, or if such disinterested Directors so direct, by independent legal counsel in a written opinion.

In addition, an indemnitee also has the right to be paid by the Company the expenses incurred (including attorney’s fees) in connection with any proceeding in advance of the final disposition of the proceeding (hereinafter an “advancement of expenses”); provided, however, that, if required by law, any advancement of expenses incurred by a indemnitee solely in his capacity as a director, officer or employee shall only be made upon delivery to the Company of an undertaking (hereinafter an “undertaking”) by or on behalf of such indemnitee to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that such indemnitee is not entitled to be indemnified by the Company or authorized by law. No such undertaking is required in connection with the advancement of expenses incurred by an indemnitee acting in any other capacity in which service is or was rendered by such indemnitee, including, without limitation, service to an employee benefit plan.

A Director of the Company will not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the Director’s duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit.

The Company carries directors’ and officers’ liability insurance that covers certain liabilities and expenses of its directors and officers.

Item 16. Exhibits

A list of exhibits filed herewith is contained in the exhibit index that immediately precedes such exhibits and is incorporated herein by reference.

Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment of this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information relating to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the registration statement is on Form S-3 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2) That, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is relying on Rule 430B:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in this registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of this registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in this registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of this registration statement relating to the securities in this registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of this registration statement or made in a document incorporated or deemed incorporated by reference into this registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in this registration statement or prospectus that was part of this registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Toll Brothers, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Horsham, Commonwealth of Pennsylvania, on May 8, 2013.

TOLL BROTHERS, INC.

By:	/s/ Joseph R. Sicree
Joseph R. Sicree
Senior Vice President and Chief Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on May 8, 2013.

Signature	Title

*	Chairman of the Board, and Director
Robert I. Toll

*	Vice Chairman of the Board and Director
Bruce E. Toll

*	Chief Executive Officer and Director (Principal Executive Officer)
Douglas C. Yearley, Jr.

*	Senior Vice President and Chief Financial Officer (Principal Financial Officer)
Martin P. Connor

/s/ Joseph R. Sicree	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)
Joseph R. Sicree

*	Director
Robert S. Blank

*	Director
Edward G. Boehne

*	Director
Richard J. Braemer

*	Director
Christine N. Garvey

*	Director
Carl B. Marbach

*	Director
Stephen A. Novick

*	Director
Paul E. Shapiro

*By:	/s/ Joseph R. Sicree
Joseph R. Sicree Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, each of the Registrants, as listed on the attached Schedule I of Additional Registrants, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Horsham, Commonwealth of Pennsylvania, on May 8, 2013.

Registrants (As Listed on Schedule I of Additional Registrants)

By:	/s/ Joseph R. Sicree
Joseph R. Sicree
Senior Vice President and Chief Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated* on May 8, 2013.

*	Except as otherwise provided herein, each of the following persons hold each of the positions listed next to his/her name for each Registrant listed on Schedule I of Additional Registrants. Where the Registrant is a limited partnership, this registration statement has been signed by the following persons on behalf of such entities’ corporate general partner in the capacities indicated.

Signature	Title

*	Chief Executive Officer and Director (as to corporate Registrants)/ Manager (as to limited liability company Registrants) (Principal Executive Officer)
Douglas C. Yearley, Jr.

*	President, Chief Operating Officer, Assistant Secretary and Director (as to Corporate Registrants)/Manager (as to limited liability company Registrants)
Richard T. Hartman

*	Senior Vice President, Chief Financial Officer, Assistant Secretary and Director (as to corporate Registrants)/Manager (as to limited liability company Registrants) (Principal Financial Officer)
Martin P. Connor

/s/ Joseph R. Sicree	Senior Vice President, Chief Accounting Officer, and Assistant
Joseph R. Sicree	Secretary (Principal Accounting Officer)

*By:	/s/ Joseph R. Sicree
Joseph R. Sicree Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, each of the Registrants, as listed on the attached Schedule II of Additional Registrants, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Horsham, Commonwealth of Pennsylvania, on May 8, 2013.

Registrants (As Listed on Schedule II of Additional Registrants)

By:	/s/ Joseph R. Sicree
Joseph R. Sicree
Senior Vice President and Chief Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated* on May 8, 2013.

*	Except as otherwise provided herein, each of the following persons holds each of the positions listed next to his/her name for each Registrant listed on Schedule II of Additional Registrants. Where the Registrant is a limited partnership, this registration statement has been signed by the following persons on behalf of such entities’ corporate general partner in the capacities indicated.

Signature	Title

*	Director
Douglas C. Yearley, Jr.	(Principal Executive Officer)

*	President and Director (as to Corporate Registrants)/Manager (as to limited liability company Registrants)
Richard T. Hartman

/s/ Joseph R. Sicree	Senior Vice President, Chief Accounting Officer, and Assistant Secretary (Principal Financial Officer and Principal Accounting Officer)
Joseph R. Sicree

*By:	/s/ Joseph R. Sicree
Joseph R. Sicree Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, each of the Registrants, as listed on the attached Schedule III of Additional Registrants, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Horsham, Commonwealth of Pennsylvania, on May 8, 2013.

Registrants (As Listed on Schedule III of Additional Registrants)

By:	/s/ Joseph R. DeSanto
Joseph R. DeSanto,

President of each Registrant listed on Schedule III of Additional Registrants that is a corporation or limited liability company and President of the corporate general partner of each Registrant listed on Schedule III of Additional Registrants that is a limited partnership and President of the corporate managing member of each applicable limited liability company Registrant on Schedule III of Additional Registrants

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated* on May 8, 2013.

*	Except as otherwise provided herein, each of the following persons holds each of the positions listed next to his/her name for each Registrant listed on Schedule III of Additional Registrants. Where the Registrant is a limited liability company, this registration statement has been signed by the following persons on behalf of such entities’ corporate manager in the capacities indicated. Where the Registrant is a limited partnership, this registration statement has been signed by the following persons on behalf of such entities’ corporate general partner in the capacities indicated.

Signature	Title

*	President, Treasurer, Secretary and Director (as to corporate Registrants)/ Manager (as to limited liability company Registrants) (Principal Executive Officer) (Principal Financial Officer) (Principal Accounting Officer)
Joseph R. DeSanto

*	Director (as to corporate Registrants)/Manager (as to limited liability company Registrants)
Michael McDevitt

*	Vice President and Director (as to corporate Registrants)/Manager (as to limited liability company Registrants)
Ann DiFiore

*	Vice President and Director (as to corporate Registrants)/Manager (as to limited liability company Registrants)
Mark J. Warshauer

*	Assistant Secretary and Director (as to corporate
Mary Alice Avery	Registrants)/Manager (as to limited liability company Registrants), but only with respect to the following entities listed on Schedule III: TB Proprietary Corp., Toll Buckeye Corp., Toll Centennial Corp., Toll Diamond Corp., Toll Golden Corp., Toll Granite Corp., Toll Mid-Atlantic LP Company, Inc., Toll Mid-Atlantic Note Company, Inc., Toll Midwest LLC, Toll Midwest Note Company, Inc., Toll Northeast LP Company, Inc., Toll Northeast Note Company, Inc., Toll Palmetto Corp., Toll Southeast LP Company, Inc., Toll Southeast Note Company, Inc., Toll Southwest LLC, Toll Southwest Note Company, Inc., Toll West Coast LLC and Toll WestCoast Note Company, Inc.

*By:	/s/ Joseph R. Sicree
Joseph R. Sicree Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, each of the Registrants, as listed on the attached Schedule IV of Additional Registrants, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Horsham, Commonwealth of Pennsylvania, on May 8, 2013.

Registrants (As Listed on Schedule IV of Additional Registrants)

By:	/s/ Joseph R. Sicree
Joseph R. Sicree
Senior Vice President and Chief Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on May 8, 2013.

Signature	Title

*	President and Manager
David H. Richey	(Principal Executive Officer)

*	Secretary and Manager
Mitchell P. Laskowitz

*	Senior Vice President and Chief Financial Officer
Martin P. Connor	(Principal Financial Officer)

/s/ Joseph R. Sicree	Senior Vice President and Chief Accounting Officer, and
Joseph R. Sicree	Assistant Secretary (Principal Accounting Officer)

*By:	/s/ Joseph R. Sicree
Joseph R. Sicree Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, each of the Registrants, as listed on the attached Schedule V of Additional Registrants, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Horsham, Commonwealth of Pennsylvania, on May 8, 2013.

Registrants (As Listed on Schedule V of Additional Registrants)

By:	/s/ Joseph R. Sicree
Joseph R. Sicree
Senior Vice President and Chief Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on May 8, 2013.

Signature	Title

*	President, Secretary and Manager
Gary M. Mayo	(Principal Executive Officer)

*	Manager
Richard T. Hartman

*	Senior Vice President and Chief Financial Officer
Martin P. Connor	(Principal Financial Officer)

/s/ Joseph R. Sicree	Senior Vice President and Chief Accounting Officer, and
Joseph R. Sicree	Assistant Secretary (Principal Accounting Officer)

*By:	/s/ Joseph R. Sicree
Joseph R. Sicree Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, each of the Registrants, as listed on the attached Schedule VI of Additional Registrants, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Horsham, Commonwealth of Pennsylvania, on May 8, 2013.

Registrants (As Listed on Schedule VI of Additional Registrants)

By:	/s/ Joseph R. Sicree
Joseph R. Sicree
Senior Vice President and Chief Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on May 8, 2013.

Signature	Title

*	President and Manager
James Manners	(Principal Executive Officer)

*	Manager and Secretary
Jean Sweet

*	Senior Vice President and Chief Financial Officer
Martin P. Connor	(Principal Financial Officer)

/s/ Joseph R. Sicree	Senior Vice President and Chief Accounting Officer, and
Joseph R. Sicree	Assistant Secretary (Principal Accounting Officer)

*By:	/s/ Joseph R. Sicree
Joseph R. Sicree Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, ESE Consultants, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Horsham, Commonwealth of Pennsylvania, on May 8, 2013.

ESE Consultants, Inc.

By:	/s/ Joseph R. Sicree
Joseph R. Sicree
Senior Vice President and Chief Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on May 8, 2013.

Signature	Title

*	Chief Executive Officer, President and Director (Principal
Barry Depew	Executive Officer)

*	Senior Vice President and Chief Financial Officer
Martin P. Connor	(Principal Financial Officer)

*	Vice President, Secretary and Director
Timothy Gibbon

/s/ Joseph R. Sicree	Senior Vice President and Chief Accounting Officer, and
Joseph R. Sicree	Assistant Secretary (Principal Accounting Officer)

*By:	/s/ Joseph R. Sicree
Joseph R. Sicree Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Toll Architecture, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Horsham, Commonwealth of Pennsylvania, on May 8, 2013.

Toll Architecture, Inc.

By:	/s/ Joseph R. Sicree
Joseph R. Sicree
Senior Vice President and Chief Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on May 8, 2013.

Signature	Title

*	President and Director
Jed Gibson	(Principal Executive Officer)

*	Vice President and Director
Edward D. Weber

*	Secretary and Director
Lee J. Golanoski
*	Senior Vice President and Chief Financial Officer
Martin P. Connor	(Principal Financial Officer)

/s/ Joseph R. Sicree	Senior Vice President, Chief Accounting Officer, and
Joseph R. Sicree	Assistant Secretary (Principal Accounting Officer)

*By:	/s/ Joseph R. Sicree
Joseph R. Sicree Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Toll Architecture I, P.A. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Horsham, Commonwealth of Pennsylvania, on May 8, 2013.

Toll Architecture I, P.A.

By:	/s/ Jed Gibson
Jed Gibson,
President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on May 8, 2013.

Signature	Title

*	President, Secretary, Treasurer and Director (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)
Jed Gibson

*By:	/s/ Joseph R. Sicree
Joseph R. Sicree Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Toll Northeast Services, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Horsham, Commonwealth of Pennsylvania, on May 8, 2013.

Toll Northeast Services, Inc.

By:	/s/ Joseph R. Sicree
Joseph R. Sicree
Senior Vice President and Chief Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on May 8, 2013.

Signature	Title

*	President
Richard T. Hartman	(Principal Executive Officer)

*	Vice President, Secretary and Director
Joseph DeSanto

*	Director
Michael McDevitt

*	Senior Vice President, Treasurer and Assistant Secretary
Martin P. Connor	(Principal Financial Officer)

/s/ Joseph R. Sicree	Senior Vice President, and Assistant Secretary (Principal
Joseph R. Sicree	Accounting Officer)

*By:	/s/ Joseph R. Sicree
Joseph R. Sicree Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, C.B.A.Z. Construction Company LLC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Horsham, Commonwealth of Pennsylvania, on May 8, 2013.

C.B.A.Z. Construction Company LLC

By:	/s/ Joseph R. Sicree
Joseph R. Sicree
Senior Vice President and Chief Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on May 8, 2013.

Signature	Title

*	President and Manager
Richard T. Hartman	(Principal Executive Officer)

*	Manager and Secretary
Charles W. Bowie

*	Senior Vice President and Chief Financial Officer
Martin P. Connor	(Principal Financial Officer)

/s/ Joseph R. Sicree	Senior Vice President, Chief Accounting Officer, and
Joseph R. Sicree	Assistant Secretary (Principal Accounting Officer)

*By:	/s/ Joseph R. Sicree
Joseph R. Sicree Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Frenchman’s Reserve Realty, LLC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Horsham, Commonwealth of Pennsylvania, on May 8, 2013.

Frenchman’s Reserve Realty, LLC

By:	/s/ Joseph R. Sicree
Joseph R. Sicree Senior Vice President and Chief Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on May 8, 2013.

Signature	Title

*	President and Manager
Robert Razler	(Principal Executive Officer)

*	Secretary and Manager
Mark Smietana

*	Senior Vice President and Chief Financial Officer
Martin P. Connor	(Principal Financial Officer)

/s/ Joseph R. Sicree	Senior Vice President, Chief Accounting Officer, and
Joseph R. Sicree	Assistant Secretary (Principal Accounting Officer)

*By:	/s/ Joseph R. Sicree
Joseph R. Sicree
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Hoboken Land I LLC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Horsham, Commonwealth of Pennsylvania, on May 8, 2013.

Hoboken Land I LLC

By:	/s/ Joseph R. Sicree
Joseph R. Sicree
Senior Vice President and Chief Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on May 8, 2013.

Signature	Title

*	Chief Executive Officer and Manager
Douglas C. Yearley, Jr.	(Principal Executive Officer)

*	Manager
Roger A. Brush

*	Senior Vice President and Chief Financial Officer
Martin P. Connor	(Principal Financial Officer)

/s/ Joseph R. Sicree	Senior Vice President, Chief Accounting Officer, and
Joseph R. Sicree	Assistant Secretary (Principal Accounting Officer)

*By:	/s/ Joseph R. Sicree
Joseph R. Sicree Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Jacksonville TBI Realty, LLC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Horsham, Commonwealth of Pennsylvania, on May 8, 2013.

Jacksonville TBI Realty, LLC

By:	/s/ Joseph R. Sicree
Joseph R. Sicree
Senior Vice President and Chief Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on May 8, 2013.

Signature	Title

*	President and Manager
Kelly Hofelt	(Principal Executive Officer)

*	Secretary and Manager
James McDade

*	Senior Vice President and Chief Financial Officer
Martin P. Connor	(Principal Financial Officer)

/s/ Joseph R. Sicree	Senior Vice President, Chief Accounting Officer, and
Joseph R. Sicree	Assistant Secretary (Principal Accounting Officer)

*By:	/s/ Joseph R. Sicree
Joseph R. Sicree
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Mizner Realty L.L.C. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Horsham, Commonwealth of Pennsylvania, on May 8, 2013.

Mizner Realty L.L.C.

By:	/s/ Joseph R. Sicree
Joseph R. Sicree
Senior Vice President and Chief Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on May 8, 2013.

Signature	Title

*	President, Secretary and Manager
Edward D. Weber *	(Principal Executive Officer) Senior Vice President and Chief Financial Officer
Martin P. Connor /s/ Joseph R. Sicree	(Principal Financial Officer) Senior Vice President, Chief Accounting Officer, and
Joseph R. Sicree	Assistant Secretary (Principal Accounting Officer)

*By:	/s/ Joseph R. Sicree
Joseph R. Sicree Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Orlando TBI Realty, LLC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Horsham, Commonwealth of Pennsylvania, on May 8, 2013.

Orlando TBI Realty, LLC

By:	/s/ Joseph R. Sicree
Joseph R. Sicree
Senior Vice President and Chief Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on May 8, 2013.

Signature	Title

*	President, Secretary and Manager
Lynda Stephens *	(Principal Executive Officer) Senior Vice President and Chief Financial Officer
Martin P. Connor /s/ Joseph R. Sicree	(Principal Financial Officer) Senior Vice President, Chief Accounting Officer, and
Joseph R. Sicree	Assistant Secretary (Principal Accounting Officer)

*By:	/s/ Joseph R. Sicree
Joseph R. Sicree Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, South Riding Realty LLC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Horsham, Commonwealth of Pennsylvania, on May 8, 2013.

South Riding Realty LLC

By:	/s/ Joseph R. Sicree
Joseph R. Sicree Senior Vice President and Chief Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on May 8, 2013.

Signature	Title

*	President, Secretary and Manager
William Gilligan *	(Principal Executive Officer) Senior Vice President and Chief Financial Officer
Martin P. Connor /s/ Joseph R. Sicree	(Principal Financial Officer) Senior Vice President, Chief Accounting Officer, and
Joseph R. Sicree	Assistant Secretary (Principal Accounting Officer)

*By:	/s/ Joseph R. Sicree
Joseph R. Sicree Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Toll Jupiter LLC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Horsham, Commonwealth of Pennsylvania, on May 8, 2013.

Toll Jupiter LLC,

By:	/s/ Joseph R. Sicree
Joseph R. Sicree Senior Vice President and Chief Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on May 8, 2013.

Signature	Title

*	President, Secretary and Manager
Edward D. Weber	(Principal Executive Officer)

*	Vice President and Manager
James McDade *	Senior Vice President and Chief Financial Officer
Martin P. Connor /s/ Joseph R. Sicree	(Principal Financial Officer) Senior Vice President, Chief Accounting Officer, and
Joseph R. Sicree	Assistant Secretary (Principal Accounting Officer)

*By:	/s/ Joseph R. Sicree
Joseph R. Sicree Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Toll TX Note LLC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Horsham, Commonwealth of Pennsylvania, on May 8, 2013.

Toll TX Note LLC

By:	/s/ Thomas J. Murray
Thomas J. Murray, Manager

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on May 8, 2013.

Signature	Title

*	Manager
Thomas J. Murray

*	Manager
Robert G Paul

*By:	/s/ Joseph R. Sicree
Joseph R. Sicree Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Toll Realty L.L.C. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Horsham, Commonwealth of Pennsylvania, on May 8, 2013.

Toll Realty L.L.C.

By:	/s/ Joseph R. Sicree
Joseph R. Sicree Senior Vice President and Chief Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on May 8, 2013.

Signature	Title

*	President, Secretary and Manager
Edward D. Weber *	(Principal Executive Officer) Senior Vice President and Chief Financial Officer
Martin P. Connor /s/ Joseph R. Sicree	(Principal Financial Officer) Senior Vice President, Chief Accounting Officer, and
Joseph R. Sicree	Assistant Secretary (Principal Accounting Officer)

*By:	/s/ Joseph R. Sicree
Joseph R. Sicree Attorney-in-fact

Schedule I of Additional Registrants

Exact Name of Registrant as Specified in its Charter

110-112 Third Ave. Realty Corp.

Fairway Valley, Inc.

First Huntingdon Finance Corp.

Franklin Farms G.P., Inc.

HQZ Acquisitions, Inc.

MA Limited Land Corporation

SH Homes Corporation

SI Investment Corporation

The Silverman Building Companies, Inc.

Tenby Hunt, Inc.

Toll AZ GP Corp.

Toll Bros. of Arizona, Inc.

Toll Bros. of North Carolina, Inc.

Toll Bros. of North Carolina II, Inc.

Toll Bros. of North Carolina III, Inc.

Toll Bros., Inc.

Toll Bros., Inc.

Toll Bros., Inc.

Toll Brothers AZ Construction Company

Toll Brothers Finance Corp.

Toll Brothers Real Estate, Inc.

Toll CA GP Corp.

Toll CO GP Corp.

Toll Corp.

Toll Development Company, Inc.

Toll FL GP Corp.

Toll GA GP Corp.

Toll Holdings, Inc.

Toll IL GP Corp.

Toll Land Corp. No. 20

Toll Land Corp. No. 43

Toll Land Corp. No. 50

Toll MD Builder Corp.

Toll MI GP Corp.

Toll MN GP Corp.

Toll NC GP Corp.

Toll NH GP Corp.

Toll NV GP Corp.

Toll OH GP Corp.

Toll PA Builder Corp.

Toll PA GP Corp.

Toll PA II GP Corp.

Toll PA III GP Corp.

Toll Peppertree, Inc.

Toll Realty Holdings Corp. I

Toll Realty Holdings Corp. II

Toll RI GP Corp.

Toll SC GP Corp.

Toll TN GP Corp.

Toll TX GP Corp.

Toll VA GP Corp.

Toll WA GP Corp.

Schedule I of Additional Registrants (continued)

Exact Name of Registrant as Specified in its Charter

Toll WV GP Corp.

Toll YL, Inc.

51 N. 8th Street LP.

Ashford Land Company, L.P.

Audubon Ridge, L.P.

Belmont Land, L.P.

Binks Estates Limited Partnership

The Bird Estate Limited Partnership

Blue Bell Country Club, L.P.

Broad Run Associates, L.P.

CC Estates Limited Partnership

Cold Spring Hunt, L.P.

Coleman-Toll Limited Partnership

Dominion Country Club, L.P.

The Estates at Brooke Manor Limited Partnership

Fairfax Investment, L.P.

Farmwell Hunt, L.P.

Great Falls Hunt, L.P.

Greens at Waynesborough, L.P.

Hockessin Chase, L.P.

Huckins Farm Limited Partnership

Loudoun Valley Associates, L.P.

NC Country Club Estates Limited Partnership

Silverman-Toll Limited Partnership

Sorrento at Dublin Ranch I LP

Sorrento at Dublin Ranch III LP

South Riding Amberlea LP

South Riding, L.P.

South Riding Partners Amberlea LP

South Riding Partners, L.P.

Southport Landing Limited Partnership

Springton Pointe, L.P.

Stone Mill Estates, L.P.

Swedesford Chase, L.P.

TBI/Naples Limited Partnership

TBI/Palm Beach Limited Partnership

Toll at Brier Creek Limited Partnership

Toll at Honey Creek Limited Partnership

Toll at Whippoorwill, L.P.

Toll Brooklyn L.P.

Toll Brothers AZ Limited Partnership

Toll CA, L.P.

Toll CA II, L.P.

Toll CA III, L.P.

Toll CA IV, L.P.

Toll CA V, L.P.

Toll CA VI, L.P.

Toll CA VII, L.P.

Toll CA VIII, L.P.

Toll CA IX, L.P.

Toll CA X, L.P.

Toll CA XI, L.P.

Schedule I of Additional Registrants (continued)

Exact Name of Registrant as Specified in its Charter

Toll CA XII, L.P.

Toll CA XIX, L.P.

Toll CO, L.P.

Toll CO II, L.P.

Toll CT Limited Partnership

Toll CT II Limited Partnership

Toll CT III Limited Partnership

Toll CT IV Limited Partnership

Toll DE LP

Toll DE II LP

Toll-Dublin, L.P.

Toll Estero Limited Partnership

Toll FL Limited Partnership

Toll FL II Limited Partnership

Toll FL III Limited Partnership

Toll FL IV Limited Partnership

Toll FL V Limited Partnership

Toll FL VI Limited Partnership

Toll FL VII Limited Partnership

Toll FL VIII Limited Partnership

Toll FL X Limited Partnership

Toll Ft. Myers Limited Partnership

Toll GA LP

Toll IL HWCC, L.P.

Toll IL, L.P.

Toll IL II, L.P.

Toll IL III, L.P.

Toll IL IV, L.P.

Toll IL WSB, L.P.

Toll Jacksonville Limited Partnership

Toll Land V Limited Partnership

Toll Land VI Limited Partnership

Toll Land IX Limited Partnership

Toll Land X Limited Partnership

Toll Land XIV Limited Partnership

Toll Land XV Limited Partnership

Toll Land XVIII Limited Partnership

Toll Land XIX Limited Partnership

Toll Land XX Limited Partnership

Toll Land XXI Limited Partnership

Toll Land XXII Limited Partnership

Toll Land XXIII Limited Partnership

Toll Land XXVI Limited Partnership

Toll Livingston at Naples Limited Partnership

Toll MA Land Limited Partnership

Toll MD Builder I, L.P.

Toll MD Limited Partnership

Toll MD II Limited Partnership

Toll MD III Limited Partnership

Toll MD IV Limited Partnership

Toll MD V Limited Partnership

Toll MD VI Limited Partnership

Schedule I of Additional Registrants (continued)

Exact Name of Registrant as Specified in its Charter

Toll MD VII Limited Partnership

Toll MD VIII Limited Partnership

Toll MD IX Limited Partnership

Toll MD X Limited Partnership

Toll MD XI Limited Partnership

Toll MI Limited Partnership

Toll MI II Limited Partnership

Toll MI III Limited Partnership

Toll MI IV Limited Partnership

Toll MI V Limited Partnership

Toll MN, L.P.

Toll MN II, L.P.

Toll Naval Associates

Toll NC, L.P.

Toll NC II LP

Toll NC III LP

Toll NH Limited Partnership

Toll Northville Limited Partnership

Toll NV Limited Partnership

Toll NY L.P.

Toll NY II L.P.

Toll NY III L.P.

Toll NY IV L.P.

Toll Orlando Limited Partnership

Toll PA, L.P.

Toll PA II, L.P.

Toll PA III, L.P.

Toll PA IV, L.P.

Toll PA V, L.P.

Toll PA VI, L.P.

Toll PA VIII, L.P.

Toll PA IX, L.P.

Toll PA X, L.P.

Toll PA XI, L.P.

Toll PA XII, L.P.

Toll PA XIII, L.P.

Toll PA XIV, L.P.

Toll PA XV, L.P.

Toll Realty Holdings LP

Toll RI, L.P.

Toll RI II, L.P.

Toll SC, L.P.

Toll SC II, L.P.

Toll SC III, L.P.

Toll SC IV, L.P.

Toll Stonebrae LP

Toll VA, L.P.

Toll VA II, L.P.

Toll VA III, L.P.

Toll VA IV, L.P.

Toll VA V, L.P.

Toll VA VI, L.P.

Toll VA VII, L.P.

Schedule I of Additional Registrants (continued)

Exact Name of Registrant as Specified in its Charter

Toll WA LP

Toll WV, L.P.

Toll YL, L.P.

Toll YL II, L.P.

Village Partners, L.P.

Wilson Concord, L.P.

5-01 – 5-17 48th Avenue LLC

5-01 – 5-17 48th Avenue II LLC

5-01 – 5-17 48th Avenue GC LLC

5-01 – 5-17 48th Avenue GC II LLC

51 N. 8th Street I LLC

51 N. 8th Street GC LLC

51 N. 8th Street GC II LLC

89 Park Avenue LLC

110-112 Third Ave. GC LLC

110-112 Third Ave. GC II LLC

2301 Fallston Road LLC

Arbor Hills Development LLC

Arthur’s Woods, LLC

Arundel Preserve #6, LLC

Arundel Preserve #10a, LLC

C.B.A.Z. Holding Company LLC

Component Systems I LLC

Component Systems II LLC

Goshen Road Land Company LLC

Hatboro Road Associates LLC

Liseter Land Company LLC

Liseter, LLC

Lighthouse Point Land Company, LLC

Longmeadow Properties LLC

Long Meadows TBI, LLC.

Martinsburg Ventures, L.L.C.

Paramount Village LLC

Phillips Drive LLC

Prince William Land I LLC

Prince William Land II LLC

Regency at Dominion Valley LLC

The Ridges at Belmont Country Club I LLC

The Ridges at Belmont Country Club II LLC

SR Amberlea LLC

SRLP II LLC

TB Kent Partners LLC

Toll Austin TX LLC

Toll BBC LLC

Toll BBC II LLC

Toll CA I LLC

Toll CA Note II LLC

Toll Cedar Hunt LLC

Toll CO I LLC

Toll Corners LLC

Toll Dallas TX LLC

Toll-Dublin, LLC

Toll Equipment, L.L.C.

Schedule I of Additional Registrants (continued)

Exact Name of Registrant as Specified in its Charter

Toll FL I, LLC

Toll FL IV LLC

Toll FL V LLC

Toll First Avenue LLC

Toll Glastonbury LLC

Toll Houston TX LLC

Toll IN LLC

Toll Land VII LLC

Toll Lexington LLC

Toll MA I LLC

Toll MA II LLC

Toll MA III LLC

Toll MA IV LLC

Toll MD I, L.L.C.

Toll MD II LLC

Toll NC I LLC

Toll NC IV LLC

Toll NC Note LLC

Toll NC Note II LLC

Toll San Antonio TX LLC

Toll Stratford LLC

Toll VA L.L.C.

Toll VA III L.L.C.

Toll Van Wyck, LLC

Toll Vanderbilt I LLC

Toll Vanderbilt II LLC

Vanderbilt Capital LLC

Virginia Construction Co. I, LLC

Virginia Construction Co. II, LLC

Schedule II of Additional Registrants

Exact Name of Registrant as Specified in its Charter

Amwell Chase, Inc.

Toll Land Corp. No. 6

Toll Land Corp. No. 10

Estates at Princeton Junction, L.P.

Estates at Rivers Edge, L.P.

Greenwich Chase, L.P.

Hoboken Land LP

Laurel Creek, L.P.

Toll at Westlake, L.P.

Toll Grove LP

Toll Hudson LP

Toll Land IV Limited Partnership

Toll Land XI Limited Partnership

Toll Land XVI Limited Partnership

Toll Land XXV Limited Partnership

Toll NJ, L.P.

Toll NJ II, L.P.

Toll NJ III, L.P.

Toll NJ IV, L.P.

Toll NJ V, L.P.

Toll NJ VI, L.P.

Toll NJ VII, L.P.

Toll NJ VIII, L.P.

Toll NJ IX, L.P.

Toll NJ XI, L.P.

West Amwell Limited Partnership

126-142 Morgan Street Urban Renewal LLC

134 Bay Street LLC

700 Grove Street Urban Renewal, LLC

1450 Washington LLC

1500 Garden St. LLC

Block 255 LLC

CWG Construction Company LLC

Hoboken Cove LLC

Morgan Street JV LLC

PT Maxwell Holdings, LLC

PT Maxwell, L.L.C.

Regency at Denville, LLC

Regency at Long Valley I LLC

Regency at Long Valley II LLC

Regency at Mansfield I LLC

Regency at Mansfield II LLC

Regency at Washington I LLC

Regency at Washington II LLC

Toll EB, LLC

Toll Hoboken LLC

Toll Morgan Street LLC

Toll NJ I, L.L.C.

Toll NJ II, L.L.C.

Toll NJ III, LLC

Schedule III of Additional Registrants

Exact Name of Registrant as Specified in its Charter

First Brandywine Investment Corp. II

First Brandywine Investment Corp. IV

TB Proprietary Corp.

Toll Buckeye Corp.

Toll Centennial Corp.

Toll Diamond Corp.

Toll Golden Corp.

Toll Granite Corp.

Toll Mid-Atlantic LP Company, Inc.

Toll Mid-Atlantic Note Company, Inc.

Toll Midwest Note Company, Inc.

Toll NJX-I Corp.

Toll Northeast LP Company, Inc.

Toll Northeast Note Company, Inc.

Toll Palmetto Corp.

Toll Southeast LP Company, Inc.

Toll Southeast Note Company, Inc.

Toll Southwest Note Company, Inc.

Toll VA Member Two, Inc.

Toll WestCoast Note Company, Inc.

First Brandywine Partners, L.P.

Toll NJ Builder I, L.P.

First Brandywine LLC I

First Brandywine LLC II

First Brandywine LLC III

First Brandywine LLC IV

Toll Midwest LLC

Toll Southwest LLC

Toll West Coast LLC

Schedule IV of Additional Registrants

Exact Name of Registrant as Specified in its Charter

Belmont County Club I LLC

Belmont Country Club II LLC

Brier Creek Country Club I LLC

Brier Creek Country Club II LLC

Dominion Valley Country Club I LLC

Dominion Valley Country Club II LLC

Golf I Country Club Estates at Moorpark LLC

Golf II Country Club Estates at Moorpark LLC

Hawthorn Woods Country Club II LLC

The Regency Golf Club I LLC

The Regency Golf Club II LLC

Schedule V of Additional Registrants

Exact Name of Registrant as Specified in its Charter

Toll SW Holding I Corp.

Toll Henderson LLC

Toll North LV LLC

Toll North Reno LLC

Toll NV Holdings LLC

Toll SW Holding LLC

Toll South LV LLC

Toll South Reno LLC

Schedule VI of Additional Registrants

Naples TBI Realty, LLC

Tampa TBI Realty, LLC

EXHIBIT INDEX

Exhibit No.	Description

1.1**	Underwriting Agreement.

4.1	Certificate of Amendment of the Second Restated Certificate of Incorporation of the Registrant, filed with the Secretary of State of the State of Delaware, is hereby incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 22, 2010.

4.2	By-laws of the Registrant, as Amended and Restated June 11, 2008, are hereby incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 13, 2008.

4.3	Amendment to the By-laws of the Registrant, dated as of September 24, 2009, is hereby incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 24, 2009.

4.4	Specimen Common Stock Certificate is hereby incorporated by reference to Exhibit 4.1 of the Registrant’s Form 10-K for the fiscal year ended October 31, 1991.

4.5	Certificate of Amendment of Certificate of Designations, Preferences and Rights of Series A Junior Participating Preferred Stock of the Registrant is hereby incorporated by reference to Exhibit 3.1 of the Registrant’s Form 8-K filed on June 18, 2007.

4.6**	Form of stock certificate for the Preferred Stock of the Registrant.

4.7**	Form of Debt Securities.

4.8**	Form of Warrant Agreement.

4.9**	Form of Warrant Certificate.

4.10**	Form of Guarantee of Debt Securities.

4.11*	Form of Indenture for Senior Debt Securities.

4.12*	Form of Indenture for Subordinated Debt Securities.

4.13	Rights Agreement dated as of June 13, 2007, by and between the Registrant and American Stock Transfer & Trust Company, as Rights Agent, is hereby incorporated by reference to Exhibit 4.1 to the Registrant’s Form 8-K filed on June 18, 2007.

5*	Form of Opinion of Simpson Thacher & Bartlett, New York, New York.

12*	Statement Regarding Computation of Ratio of Earnings to Fixed Charges.

23.1*	Consent of Simpson Thacher & Bartlett LLP (included as part of Exhibit 5.1).

23.2*	Consent of Ernst & Young LLP Independent Registered Public Accounting Firm.

24*	Power of Attorney (included in signature pages hereto).

25.1*	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, of the Bank of New York Mellon, as trustee for the Senior Indenture.

25.2**	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, of trustee for the Subordinated Indenture.

*	Previously filed.
**	To be filed by amendment or as an exhibit to a report filed under the Exchange Act and incorporated herein by reference.